As filed with the U.S. Securities and Exchange Commission on April 15, 2021.

Registration Statement No. 333-254921

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

On Track Innovations Ltd.

(Exact name of registrant as specified in its charter)

Israel	3674	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hatnufa 5, Yokneam Industrial Zone
Box 372, Yokneam 2069200, Israel

(972) 4-6868-000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center 1209 Orange St.

Wilmington, New Castle County

Delaware, 19801

Tel: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard E. Berkenblit, Esq. Sullivan & Worcester LLP One Post Office Square Boston MA 02109 Tel: (617) 338-2800	Shy S. Baranov, Adv. Gornitzky & Co., Law Offices Vitania Tel Aviv Tower, 20 Haharash St., Tel Aviv 6761310, Israel Tel: (011) 972-3-7109191

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPANATORY NOTE

This Amendment is filed solely to file Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7 and 99.8 and to reflect such filings in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16, or 17 of Part II of the Registration Statement.

Item 16. Exhibits.

Exhibits and Financial Statement Schedules.

3.1	Amended and Restated Articles of Association, as amended on April 14, 2020 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2020).

3.2	Memorandum of Association, as amended and restated after the April 14, 2020 amendment (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2020).

5.1*	Opinion of Zysman Aharoni Gayer & Co., Israeli counsel to On Track Innovations Ltd.

10.1	Amended and Restated On Track Innovations Ltd. 2001 Share Option Plan (incorporated by reference to the Company’s proxy statement on Schedule 14A filed with the SEC on October 16, 2017).

10.2	Form of Indemnification Agreement between the Company and its directors and officers (incorporated by reference to Appendix B to the Company’s proxy statement on Schedule 14A filed with the SEC on March 10, 2020).

10.3	Asset Purchase Agreement, dated August 14, 2013, by and between the Company and SuperCom Ltd. (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014).

10.4	Personal Employment Agreement, dated November 5, 2019, by and between the Company and Yehuda Holtzman (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 6, 2019).

10.5	Personal and Special Employment Agreement dated February 27, 2018, by and between the Company and Assaf Cohen (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 29, 2018).

10.6	Amendment to Personal Employment Agreement, dated September 30, 2019, by and between the Company and Assaf Cohen (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2019).

10.7	Amended and Restated Executive Compensation Policy (incorporated by reference to the Company’s proxy statement on Schedule 14A filed with the SEC on August 23, 2019).

10.8	Share Purchase Agreement dated December 23, 2019 by and among the Company, Jerry L. Ivy, Jr. Descendants’ Trust and certain other investors (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 26, 2019).

10.9	Loan Financing Agreement dated December 9, 2020 by and between the Company and Jerry L. Ivy, Jr., Descendants’ Trust (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 15, 2020).

10.10	Debenture – Floating Charge dated December 9, 2020 by and among the Company, Jerry L. Ivy, Jr., Descendants’ Trust and other lenders (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 15, 2020).

10.11	Agreement for the Sale of Shares in ASEC S.A. dated March 29, 2021, by and among Vector Software SP. Z.O.O., the Company and ASEC S.A. (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021).

21.1	List of Subsidiaries of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Zysman Aharoni Gayer & Co, (included in Exhibit 5.1).

24.1*	Powers of Attorney.

99.1	Form of Instructions as to Use of Subscription Rights Statements

99.2	Form of Letter to Shareholders who are Record Holders

99.3	Form of Letter to Brokers, Dealers, Banks and Other Nominees

99.4	Form of Broker Letter to Clients who are Beneficial Holders

99.5	Form of Beneficial Owner Election Form

99.6	Form of Nominee Holder Certification

99.7	Form of Notice of Guaranteed Delivery

99.8	Form of Subscription Rights Statement

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yokneam, State of Israel, on April 15, 2021.

ON TRACK INNOVATIONS LTD.

By:	/s/ Yehuda Holtzman
Yehuda Holtzman
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yehuda Holtzman	Chief Executive Officer (principal executive officer)	April 15, 2021
Yehuda Holtzman

/s/ Assaf Cohen	Chief Financial Officer (principal financial officer and	April 15, 2021
Assaf Cohen	principal accounting officer)

Chairwoman of the Board of Directors
Sandra Bjork Hardardottir

Director
William C. Anderson

/s/ *	Director	April 15, 2021
Uri Arazy

/s/ *	Director	April 15, 2021
Leonid Berkovitch

/s/ *	Director	April 15, 2021
Donna Marks

/s/ *	Director	April 15, 2021
Michael Shanahan

*By:	/s/ Yehuda Holtzman
Yehuda Holtzman
Attorney in Fact

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